UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1196501

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 Fifth Avenue New York, New York	10011

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:  N/A
Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE
This Form 8-A/A is being filed to update the information set forth in the Registration Statement on Form 8-A filed by Barnes & Noble, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on October 4, 2018 (the “Original 8-A”), related to the Series K Preferred Stock Purchase Rights of the Company issued under the Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), dated as of October 3, 2018.
Item 1. Description of Registrant’s Securities to be Registered.
Item 1 of the Original 8-A is amended and supplemented by adding the following:
On June 6, 2019, the Company entered into that certain Amendment No. 1 to Rights Agreement (the “Rights Agreement Amendment”).
A description of the Rights Agreement Amendment is set forth under “Item 1.01 Entry into a Material Definitive Agreement – Amendment to Stockholder Rights Agreement” in the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 7, 2019, which description is incorporated herein by reference.
The full text of each of the Rights Agreement, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-A filed on October 4, 2018, and the Rights Agreement Amendment, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 7, 2019, is incorporated herein by reference.
Item 2.          Exhibits.
Exhibit No.	Description

3.1
Form of Certificate of Designation of Series K Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the United States Securities and Exchange Commission on October 4, 2018).

4.1
Rights Agreement, dated as of October 3, 2018, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the United States Securities and Exchange Commission on October 4, 2018).

4.2
Amendment No. 1 to Stockholder Rights Agreement, by and among the Company and Computershare Trust Company, N.A., as Rights Agent, dated as of June 6, 2019 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Barnes and Noble, Inc. with the United States Securities and Exchange Commission on June 7, 2019).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2019

BARNES & NOBLE, INC.

By:	/s/ Bradley A. Feuer
Name:	Bradley A. Feuer
Title:	Vice President, General Counsel & Corporate Secretary